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                                                                     EXHIBIT 5.1

                          [HAYNES AND BOONE LETTERHEAD]


                               November 29, 2001


Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, TX 75205

Re: Registration Statement on Form S-4

Dear Sirs:

     We have acted as counsel for Toreador Resources Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Registration Statement") with respect to up to 6,800,000 shares of its common stock, par value $0.15625 per share (the "Shares") issuable pursuant to the Agreement and Plan of Merger (the "Agreement and Plan of Merger") by and among the Company, MOC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and Madison Oil Company, a Delaware corporation.

     We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon copies of the Agreement and Plan of Merger and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The 6,800,000 Shares to be issued pursuant to the Agreement and Plan of Merger when the conditions precedent to the merger set forth in the Agreement and Plan of Merger are met that are being registered pursuant to the Registration Statement have been duly authorized for issuance.

          2. The 6,800,000 Shares to be issued pursuant to the Agreement and Plan of Merger when the conditions precedent set forth in the Agreement and Plan of Merger are met will be validly issued, fully paid and non-assessable.

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     The opinions expressed above are specifically limited to the General
Corporation Laws, as amended, of the State of Delaware and the federal laws of the United States of America. General Corporation Laws shall for this purpose be deemed to include all applicable provisions of the Delaware General Corporation Law as currently in effect, the terms of the Delaware Constitution (to the extent the provisions contained therein directly relate to the opinions expressed herein), and all judicial decisions of the Court of Chancery of the State of Delaware that specifically relate to our opinions.



     This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.

                                       Very truly yours,

                                       /s/ Haynes and Boone, LLP
                                       -------------------------------
                                       Haynes and Boone, LLP